UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2013

Synergy Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35268	33-0505269
(State or other jurisdiction	(Commission	IRS Employer
of incorporation or organization)	File Number)	Identification No.)

420 Lexington Avenue, Suite 2012

New York, NY 10170

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 297-0020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 - Submission of Matters to a Vote of Security Holders

The 2013 Annual Meeting of Shareholders (the “Annual Meeting”) of Synergy Pharmaceuticals Inc. (the “Company”) was held on September 30, 2013.  At the Annual Meeting, the shareholders voted on the following two (2) proposals and cast their votes as described below.

Proposal 1 — Election of Directors

The following six (6) individuals were elected as directors, to serve until the 2014 Annual Meeting of Shareholders or their successors are elected and qualified with the following votes:

Name of Director	Votes For	Votes Against	Abstentions	Broker Non- Votes
Gary S. Jacob	39,364,573	0	289,690	—
Melvin K. Spigelman	36,188,374	0	3,465,889	—
John P. Brancaccio	35,625,322	0	4,028,941	—
Thomas H. Adams	36,188,830	0	3,465,433	—
Christopher McGuigan	39,374,692	0	279,571	—
Alan F. Joslyn	38,547,976	0	1,106,287	—

Proposal 2 — Ratification of the appointment of BDO USA, LLP

The shareholders ratified and approved the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 based on the votes listed below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
60,771,832	75,200	61,800	—

Each of the items considered at the Annual Meeting is described in further detail in the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on August 30, 2013.  No item other than the two items addressed above and described in the Definitive Proxy Statement was submitted at the Annual Meeting for shareholder action.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2013

SYNERGY PHARMACEUTICALS INC.

	By:	/s/ Gary S. Jacob
Gary S. Jacob, Ph.D.
President and Chief Executive Officer